UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2025

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Foghorn Therapeutics Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-39634	47-5271393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Technology Square, Ste 700
Cambridge,	MA	02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 586-3100
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FHTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain    Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2025, the Board of Directors (the “Board”) of Foghorn Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Stuart Duty to the Board, effective May 1, 2025. Mr. Duty will serve as a Class II director, with an initial term expiring at the Company’s 2025 Annual Meeting of Shareholders, and as a member of the Audit Committee of the Board (the “Audit Committee”). The Board has determined that Mr. Duty is an independent director under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) and meets the additional independence and financial literacy eligibility requirements for audit committee members pursuant to Nasdaq Rule 5605(c)(2) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Mr. Duty was granted an initial option to purchase 50,000 shares of the Company’s common stock in connection with his appointment to the Board, which will vest as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant, subject to Mr. Duty’s continuous service as of each such date. In addition, in accordance with the Compensation Policy, Mr. Duty will also receive annual cash retainers of $40,000 for his Board service and $7,500 for his service as a member of the Audit Committee, both of which will be pro-rated for 2025.

Also on April 25, 2025, the Company’s Board, upon recommendation of the Nominating Committee, appointed Neil J. Gallagher, M.D., Ph.D. to the Board, effective May 1, 2025. Dr. Gallagher will serve as a Class II director, with an initial term expiring at the Company’s 2025 Annual Meeting of Shareholders, and as a member of the Science Committee of the Board (the “Science Committee”). The Board has determined that Dr. Gallagher is an independent director under the listing standards of the Nasdaq.

In accordance with the Compensation Policy, Dr. Gallagher was granted an initial option to purchase 50,000 shares of the Company’s common stock in connection with his appointment to the Board, which will vest as to one-third of the shares subject to the option on each of the first, second and third anniversaries of the date of grant, subject to Dr. Gallagher’s continuous service as of each such date. In addition, in accordance with the Compensation Policy, Dr. Gallagher will also receive annual cash retainers of $40,000 for his Board service and $5,000 for his service as a member of the Science Committee, both of which will be pro-rated for 2025.

There were no arrangements or understandings between either Mr. Duty or Dr. Gallagher and any other persons pursuant to which they were selected as directors, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between either Mr. Duty or Dr. Gallagher and the Company required to be disclosed herein.

A copy of the press release announcing Mr. Duty and Dr. Gallagher’s appointments as directors is attached hereto as Exhibit 99.1.

Item 8.01    Other Events.

On May 1, 2025, the Company notified the Nasdaq that, after giving effect to Mr. Duty's appointment to the Board and the Audit Committee, the Audit Committee will be comprised of three independent members as required by Nasdaq Listing Rule 5605(c)(2)(A), and therefore the Company will be in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) as of May 1, 2025.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on May 1, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOGHORN THERAPEUTICS INC.
By:	/s/ Kristian Humer
Kristian Humer
Chief Financial Officer

Date: May 1, 2025